Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222390

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated March 22, 2018
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 12, 2018)

Up to 4,166,667 Shares
FULL HOUSE RESORTS, INC.
Common Stock
__________________________________________________________________
We are offering up to 4,166,667 shares of our common stock at a negotiated offering price of $3.00 per share. The shares of common stock offered hereby are being sold directly to certain investors, who we collectively refer to in this prospectus supplement as the Purchasers. Our common stock is listed on the Nasdaq Capital Market ("Nasdaq") under the symbol "FLL". On March 21, 2018, the last reported sale price of our common stock on Nasdaq was $3.36 per share.
We have retained Union Gaming Securities LLC to act as our exclusive placement agent in connection with this offering to use its "reasonable best efforts" to solicit offers to purchase shares of our common stock. We may not sell the entire amount of the securities being offered pursuant to this prospectus supplement, nor are we requiring any minimum purchase or sale of any specific number or dollar amount of securities.
Investing in our common stock involves risks. You should carefully read and consider the section entitled "Risk Factors" beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of certain risks that you should consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
No gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.
The total proceeds to us, before placement agent fees and estimated expenses, will be approximately $12,500,000, assuming that all of the shares offered hereby are purchased by the Purchasers.

	Offering Price	Placement Agent's Fees(1)	Offering Proceeds Before Expenses to Us
Per Share	$3.00	$0.06	$2.94
Total	$12,500,000	$250,000	$12,250,000

(1)
We have agreed to pay the placement agent a cash placement fee of $225,000, if the aggregate purchase price paid by the Purchasers is $10 million or less, or $250,000 if the aggregate purchase price paid by the Purchasers exceeds $10 million. We also have agreed to pay certain expenses of the placement agent. See "Plan of Distribution" beginning on page S-17 of this prospectus supplement for more information regarding the placement agent’s fees and expenses.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the shares of common stock offered hereby, which may significantly reduce the amount of proceeds that we receive, and investors in this offering will not receive a refund in the event that we do not sell an amount of shares of common stock sufficient to pursue the business goals outlined in this prospectus supplement. In addition, because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in our company, but we are unable to achieve our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of shares of common stock that we offer will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See "Risk Factors" for more information.
Delivery of the shares of common stock will take place on or about , 2018.
Placement Agent
Union Gaming Securities LLC
__________________________________________________________________
The date of this prospectus supplement is , 2018

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement or incorporated by reference herein, on the one hand, and the information contained in the accompanying prospectus or incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement or incorporated by reference herein. Before you invest in our securities, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

NON-GAAP FINANCIAL MEASURES

The information in this prospectus supplement contains Adjusted EBITDA, a supplemental financial measure that is not calculated pursuant to U.S. generally accepted accounting principles, or GAAP. We define Adjusted EBITDA as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, impairment charges, asset write-offs, recoveries, gain (loss) from asset disposals, pre-opening expenses, project development and acquisition costs, and non-cash share-based compensation expense.

Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. Management believes Adjusted EBITDA information is useful to investors or other interested parties as it is (1) a widely used measure of operating performance in the gaming and hospitality industries and (2) a principal basis for valuation of gaming and hospitality companies. We utilize Adjusted EBITDA internally to focus management on year-over-year changes in our core operating performance, which we consider our ordinary, ongoing and customary operations and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations. A version of Adjusted EBITDA (referred to as Consolidated EBITDA in the indenture governing our $100.0 million of senior secured notes due 2024) is also used to determine compliance with certain covenants.

In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. However, you should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that, in the future, we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information included or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in making a decision to participate in the offering. For a more complete understanding of Full House Resorts, Inc., we urge you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the sections entitled "Risk Factors," "Cautionary Statements Regarding Forward-Looking Statements" and "Where You Can Find More Information." Unless otherwise noted or indicated by the context, the terms "we," "us" and "our" refer to Full House Resorts, Inc. and its consolidated subsidiaries.

Our Company

We own, lease, operate, develop, manage, and/or invest in casinos and related hospitality and entertainment facilities which offer gaming, hotel, dining, entertainment, retail and other amenities in key geographic regions in the United States. Our mission is to maximize shareholder value. We seek to increase revenues by providing our customers with their favorite games and amenities, high-quality customer service, and appropriate customer loyalty programs.

As of December 31, 2017, we owned four strategically-located casino and hotel properties and leased one casino property, collectively offering 3,133 slot machines, 83 tables and 447 hotel rooms.

Bronco Billy’s Casino and Hotel

On May 13, 2016, we acquired Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado. Bronco Billy's occupies a significant portion of the key city block of Cripple Creek’s “casino strip” and contains approximately 17,000 square feet of gaming space, 24 hotel rooms, a steakhouse and four casual dining outlets. Bronco Billy's customers are primarily from the Colorado Springs/Pueblo/Cañon City metropolitan area, the second-largest metropolitan area in Colorado, with a population of approximately 900,000. Cripple Creek is approximately a one-hour drive from Colorado Springs, as well as a two-hour drive from the Denver metropolitan area, which has a population of approximately four million people.

During 2017, we acquired land and options to purchase or lease land and buildings, including the freestanding and closed Imperial Casino, the seasonally-operated and historic Imperial Hotel, which offers 12 refurbished guest rooms, and approximately four acres of vacant land. We intend to develop a high-quality hotel and other amenities at this property and refurbish a portion of the Bronco Billy's casino, as well as refurbish and re-open the Imperial Casino.

Silver Slipper Casino and Hotel

The Silver Slipper Casino and Hotel is situated on the west end of the Mississippi Gulf Coast, near Bay St. Louis, Mississippi, and includes approximately 37,000 square feet of gaming space, 129 hotel rooms, a fine-dining restaurant, a buffet, a quick-service restaurant, an oyster bar and a casino bar. The property sits at the western end of an approximately eight-mile-long white sand beach, the closest such beach to the New Orleans and Baton Rouge metropolitan areas. Its customers are primarily from southwestern Mississippi and communities in southern Louisiana, including the North Shore of Lake Pontchartrain and the New Orleans and Baton Rouge metropolitan areas. In 2015, we opened a 129-room hotel, including nine premium gaming customer suites. In mid-2017, we opened a pool and beach complex and an oyster bar in the casino. The Silver Slipper Casino and Hotel currently generates the most revenue and operating income of any of our properties.

Rising Star Casino Resort

Rising Star Casino Resort is located on the banks of the Ohio River in Rising Sun, Indiana, approximately one hour from Cincinnati, Ohio, and within two hours of Indianapolis, Indiana, and Louisville and Lexington, Kentucky. Rising Star offers approximately 40,000 square feet of casino space, a contiguous 190-room hotel, a nearby 104-room hotel, five dining outlets and an 18-hole golf course. The 104-room hotel is leased pursuant to a capital lease agreement that expires in 2027 and contains a bargain purchase option.

In August 2017, we opened a 56-space RV park, offering full utility hookups, a picnic pavilion, and other amenities. During 2018, we plan to renovate the casino's entry pavilion, main hotel lobby, and guestroom corridors. We are also in the process of developing a car ferry service across the river to Kentucky, which will significantly shorten the distance for customers traveling from Kentucky to Rising Star. We have received a conditional use permit from the Boone County Board of Adjustment for a ferry landing on land that we own in Kentucky. We have acquired a new tugboat and specially-designed barge for the ferry operations. Commencement of ferry boat operations remains subject to additional approvals, including, but not limited to, the Army Corps of Engineers and the U.S. Coast Guard. We hope to receive such approvals in time to construct the necessary roads and ramps and commence the ferry boat operations prior to the peak summer season of 2018.

Under Indiana regulations, we are allowed to have significantly greater casino gaming capacity than we utilize today. We have been exploring the possibility of relocating this excess gaming capacity to another location in Indiana. In 2017, the state senator representing Terre Haute, Indiana, with the support of much of the political leadership of that city, introduced a bill in the state legislature that would have allowed us to potentially develop a new casino in that city. The bill achieved a tie vote in the key committee, but did not proceed to the senate floor. The Indiana legislature meets annually, but the sessions in even-numbered years are shorter and discussions are limited to fiscal matters. We plan to continue to work with the political leadership of Terre Haute and potentially other communities in Indiana where our surplus gaming capacity could produce additional investments, jobs, and tax revenues for the state and an investment opportunity for our Company. This would require legislative approval and there is no certainty that such approval will be received or, even if any proposed legislation were to become law, that we would be successful in developing a new gaming, lodging and entertainment facility.

Stockman’s Casino

Stockman’s Casino is located in Fallon, Nevada, approximately one hour from Reno, Nevada. It includes approximately 8,400 square feet of gaming space, a bar, a fine-dining restaurant and a coffee shop. Stockman's primarily serves the local market of Fallon and surrounding areas, including the nearby Naval Air Station, the United States Navy's premier air-to-air and air-to-ground training facility, informally referred to as the "Top Gun" school.

During 2016 and 2017, we began improving the property's exterior, including a new parking lot, landscaping, and a digital marquee. During the first quarter of 2018, we completed a new porte cochère at the property.

Grand Lodge Casino

On June 28, 2011, we entered into a lease with Hyatt Equities, L.L.C. to operate the Grand Lodge Casino at the Hyatt Regency Lake Tahoe Resort. The Grand Lodge Casino is located within the Hyatt Regency in Incline Village, Nevada, on the north shore of Lake Tahoe, and includes approximately 18,900 square feet of casino space.  The Hyatt Regency is one of three AAA Four Diamond hotels in northern Nevada. The casino's customers consist of both locals and tourists visiting the Lake Tahoe area.

In November 2015, the lease was amended to extend our relationship and refurbish and improve the casino facility. Among other things, the amendment included an agreement for Hyatt to renovate the casino up to a maximum cost of $3.5 million and for us to purchase up to $1.5 million of new gaming devices, equipment or other capital expenditures. Together with Hyatt, we completed the refurbishment during the second quarter of 2017.

Financial Performance

We derive our revenues from gaming sources, including slot machines, table games and keno. We also derive a significant amount of revenues from our hotel rooms, food and beverage outlets, retail stores, entertainment and our golf course at the Rising Star Casino Resort. For the year ended December 31, 2017 compared to the year ended December 31, 2016, our net revenues increased 10.5% to $161.3 million, net loss of $5.0 million compares to a net loss of $5.1 million, and Adjusted EBITDA increased to $16.5 million from $16.2 million. See "Non-GAAP Financial Measures" for the definition of Adjusted EBITDA and "Non-GAAP Reconciliation" for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Bronco Billy's Expansion Opportunities

We recently acquired land and options to purchase/lease land surrounding Bronco Billy’s that, together with land previously controlled, forms an approximately six-acre site. The assembled land package includes the closed Imperial Casino, the seasonally-operated and historic Imperial Hotel with 12 refurbished guest rooms, and approximately four acres of vacant or underutilized land. With these purchases and options, we either control, or have an option to control, more than 80% of the city block around Bronco Billy’s, plus land adjoining these parcels.

We have plans to develop a major four-star hotel adjoining Bronco Billy’s. It will be the first new hotel building in Cripple Creek in more than ten years. The hotel will also offer significant convention and meeting facilities; a spa, including a heated outdoor pool; a high-end restaurant; and a 286-vehicle parking garage. As part of that project, we intend to demolish and reconstruct a portion of the Bronco Billy’s casino and refurbish other parts of the casino, so the casino blends seamlessly with the lobby and public spaces of the new hotel.

Of the 24 guestrooms currently offered by Bronco Billy’s, ten are small and will be converted into massage rooms and other amenities for the new spa. We intend to refurbish most of the other rooms and incorporate them into the new hotel.

We intend to use the proceeds from this offering toward Phase One of our expansion of Bronco Billy’s. Phase One includes:

(i)
Construction of Parking Garage. The new hotel will occupy much of the surface parking lots currently utilized by the customers and employees of Bronco Billy’s. We intend to continue to operate Bronco Billy’s throughout the construction period. To do so, we plan to build the parking garage first, which is designed to be directly behind and connected conveniently to the casino. The estimated cost to build the garage, including improvements to the adjoining streets and alleys, is $8.4 million.

(ii)
Exercise of Our Options to Purchase/Lease Property. The site for the parking garage is principally two parcels of land that we have options to purchase. We also have an option to purchase the Imperial Hotel and an option to lease or purchase the Imperial Casino. The total cost to exercise all such purchase options, with the exception of the Imperial Casino option, which we will initially lease, is approximately $3.2 million.

(iii)
Refurbish the Imperial Hotel. The Imperial Hotel has twelve recently-refurbished guestrooms and six other guestrooms in various stages of refurbishment. It also has a restaurant that seats approximately 150 guests, a bar, approximately 6,000 square feet of meeting space and a 75-seat theater. The Imperial Hotel is currently operated seasonally, but, as part of the Bronco Billy’s complex, is expected to operate year-round. We plan to complete the refurbishment of the five unfinished rooms and add an elevator to this historic building.

(iv)
Refurbish the Imperial Casino. The Imperial Casino is connected to the Imperial Hotel by a pedestrian bridge. Located on a key street corner in Cripple Creek, the Imperial Casino has approximately 14,000 square feet of space, spread amongst three levels. It also has a bar and a quick-service food venue. We plan to refurbish and reopen the Imperial Casino, operating it as a satellite venue from nearby Bronco Billy’s. We anticipate the refurbished Imperial Casino will attract guests and further drive growth of our revenue and profits.

We estimate that the cost to implement Phase One of the Bronco Billy's expansion is approximately $13.8 million. In addition to the proceeds from this offering, we intend to fund this project from internally-generated cash flows and cash on hand.

We believe that we will achieve a favorable return on the Phase One investment. We expect that the parking garage will significantly improve the convenience and competitiveness of Bronco Billy’s and the Imperial Casino will significantly increase Bronco Billy’s casino capacity. In addition, the Imperial Hotel will add twelve and potentially 17 guestrooms to the 24 guestrooms operated by Bronco Billy’s today. The guestrooms at the Imperial Hotel were recently refurbished and are generally larger than those at Bronco Billy’s.

Moreover, Phase One prepares the property for construction of Phase Two, which is the larger luxury hotel and related amenities. When Phase Two is completed, the total complex is expected to offer approximately 166 guestrooms and 38 suites, eight food and beverage outlets, garage and surface parking for approximately 500 vehicles, and two casinos offering an assortment of table games and approximately 1,100 slot machines. We plan to compete Phase One within one year and Phase Two in mid-2020.

Construction of the Bronco Billy’s expansions requires various approvals, including the city’s vacation of a public alley and a street that transects the property. The property is also in a historic district and must satisfy stringent architectural codes. We are seeking certain variances from such codes. We will also need additional financing to build Phase Two. We intend to explore all potential alternatives for such financing, including joint venture partners, partnering with a real estate investment trust (REIT), and the potential issuance of additional debt and/or equity securities.

Non-GAAP Reconciliation

The following table presents a reconciliation of Adjusted EBITDA to operating income (loss) and net income (loss) for the years ended December 31, 2017 and 2016 (in thousands):

	For the Year Ended,
	December 31, 2017	December 31, 2016
Adjusted Property EBITDA
Silver Slipper Casino and Hotel	$10,733	$9,994
Bronco Billy's Hotel and Casino	4,758	3,423
Rising Star Casino Resort	2,678	2,931
Northern Nevada Casinos	2,789	3,941
	20,958	20,289

Other operating expenses:
Depreciation and amortization	(8,602)	(7,928)
Corporate expenses	(4,491)	(4,105)
Project development and acquisition costs	(284)	(1,314)
Gain (loss) on asset disposals, net	1	(344)
Share-based compensation	(525)	(409)
Operating income	7,057	6,189
Other expenses
Interest expense, net of capitalized interest	(10,856)	(9,486)
Debt modification costs	—	(624)
Adjustment to fair value of warrants	(1,379)	(543)
	(12,235)	(10,653)
Loss before income taxes	(5,178)	(4,464)
(Benefit) provision for income taxes	(150)	630
Net loss	$(5,028)	$(5,094)

Our Company Background

We were incorporated in Delaware on January 5, 1987. Our principal executive offices are located at Full House Resorts, Inc., One Summerlin, 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135, and our telephone number is (702) 221-7800. Our website address is www.fullhouseresorts.com. We have included our website as a textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

For additional information regarding our business, financial condition, results of operations, and other important information regarding our company, we refer you to our filings with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

THE OFFERING

Issuer	Full House Resorts, Inc.

Common stock offered	Up to 4,166,667 shares.

Common stock to be outstanding immediately after this offering(1)	27,137,593 shares.

Use of proceeds
We intend to use the net proceeds received from the sale of our common stock in this offering for general corporate purposes, including Phase One of our planned expansion of Bronco Billy's Casino and Hotel in Cripple Creek, Colorado. Phase One includes exercising certain land purchase rights and the right to purchase the Imperial Hotel. It also includes building a 286-space parking garage that will be connected to Bronco Billy's Casino and will adjoin the Imperial Hotel and Casino. Finally, it includes completing the refurbishment of the Imperial Hotel and the refurbishment and re-opening of the Imperial Casino, which we have the option to either lease or purchase. Please read "Use of Proceeds."

Nasdaq trading symbol	"FLL"

Risk factors
Please see the information under the heading "Risk Factors" beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and "Item 1A. Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein, for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

(1)
The number of shares of common stock that will be outstanding immediately after this offering, assuming that all of the shares offered hereby are sold, is based on 22,970,926 shares outstanding as of March 21, 2018, which excludes the following:

•	1,006,568 shares of common stock issuable upon the exercise of outstanding warrants held by lenders under the former Second Lien Credit Facility at an exercise price of $1.67 per share;

•	2,491,274 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.59 per share; and

•	1,004,469 shares of common stock reserved for future issuances under our stock option plans and other equity compensation arrangements.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus supplement and the accompanying prospectus. In addition to those listed below and elsewhere in this prospectus supplement and the accompanying prospectus, you should also consider the risks, uncertainties and assumptions discussed under the caption "Item 1A. Risk Factors" included in our annual report on Form 10-K for the year ended December 31, 2017 (the "2017 Annual Report"), which is incorporated by reference herein. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks Related to Our Common Stock and this Offering

The market price for our common stock may be volatile, and investors may not be able to sell our stock at a favorable price or at all.

Many factors could cause the market price of our common stock to rise and fall, including:

•	actual or anticipated variations in our quarterly results of operations;

•	change in market valuations of companies in our industry;

•	change in expectations of future financial performance;

•	regulatory changes;

•	fluctuations in stock market prices and volumes;

•	issuance of common stock in the future, including in this offering;

•	the addition or departure of key personnel; and

•	announcements by us or our competitors of acquisitions, investments, dispositions, joint ventures or other significant business decisions.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to companies’ operating performance. Broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, shareholder derivative lawsuits and/or securities class-action litigation has sometimes been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

The issuance of new shares of our common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings or other potential adverse effects from this offering. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). In turn, resales, or the perception by the market that a substantial number of resales could occur, could have the effect of depressing the market price for our common stock.

Purchasers will suffer immediate and substantial dilution as a result of this offering.

Purchasers of shares of our common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution of their investment. Based on the public offering price of $3.00 per share and our net tangible book value as of December 31, 2017, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.82 per share with respect to the net tangible book value of the common stock. See "Dilution" in this prospectus supplement for a more detailed discussion of the dilution purchasers will incur in this offering.

Our stockholders may experience further dilution if we issue additional shares of common stock in the future.

Any additional future issuances of common stock by us will reduce the percentage of common stock owned by our stockholders who do not participate in such future issuances. In some circumstances, stockholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of additional offerings of our common stock and the value of our assets, our stockholders may experience dilution in both the book value and fair value of their shares.

The exercise of outstanding warrants and options may result in substantial dilution and may depress the trading price of our common stock.

If our outstanding warrants and options to purchase shares of our common stock are exercised and the underlying shares of common stock that are issued upon such exercise are sold, our stockholders may experience substantial dilution and the market price of our shares of common stock could decline. Further, the perception that such securities might be exercised could adversely affect the trading price of our shares of common stock. In addition, during the time that such securities are outstanding, they may adversely affect the terms on which we could obtain additional capital.

We have discretion as to the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have discretion to use the net proceeds from this offering of our common stock. Accordingly, you will have to rely upon the judgment of our management with respect to the use of those net proceeds. Our management may invest a portion or all of the net proceeds we receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

We are selling the shares of common stock offered in this prospectus supplement on a "reasonable best efforts" basis with no minimum offering and may not be able to sell any of the shares of common stock offered herein.

We have engaged Union Gaming Securities LLC to act as placement agent in connection with this offering. While the placement agent will use its reasonable best efforts to arrange for the sale of the shares of common stock, it is under no obligation to purchase any of the shares. As a result, there are no firm commitments to purchase or sell any of the shares. Consequently, there is no guarantee that we will be capable of selling all, or any, of the shares of common stock being offered hereby. In addition, we have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to achieve our objectives due to a lack of proceeds from this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

Regulation Risk Related to Stockholders

Stockholders may be required to dispose of their shares of our common stock if they are found unsuitable by gaming authorities.

Gaming authorities in the U.S. generally can require that any beneficial owner of our common stock and other securities file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of our securities to file a suitability application, the owner must apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate an owner’s suitability, and the owner must pay all costs of the investigation. If the owner is found unsuitable, then the owner may be required by law to dispose of our securities. Our certificate of incorporation also provides us with the right to repurchase shares of our common stock from beneficial owners declared by gaming regulators to be unsuitable holders of our equity securities. The price we may pay to any such beneficial owner may be below the price such beneficial owner would otherwise accept for his or her shares of our common stock.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, for which the Private Securities Litigation Reform Act of 1995 provides a safe harbor. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and intentions and are not historical facts and typically are identified by use of terms such as "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," "forecasts," "possible," "seeks," "may," "could," "should," "might," "likely," "enable," or similar words or expressions, as well as statements containing phrases such as "in our view," "there can be no assurance," "although no assurance can be given," or "there is no way to anticipate with certainty". In particular, they include statements relating to, among other things, our growth strategies; our development and expansion plans, including a planned expansion of Bronco Billy’s, its impact on Cripple Creek, Colorado and on our profits and revenue growth; our investments in capital improvements and other projects, including the amounts of such investments, the timing of commencement or completion of such capital improvements and other projects and the resulting impact on our financial results; timing for required approvals; impact of the 2017 Tax Cut and Jobs Act; our intentions and beliefs regarding the use of proceeds from this offering, including Phase One of the Bronco Billy’s expansion, and the return on the Phase One investment; our expectations regarding Phase Two and the timing for completion of both phases; management’s expectation to exercise its buyout option on the Silver Slipper Casino and Hotel; the adequacy of our financial resources to fund operating requirements and planned capital expenditures and to meet our debt and contractual obligations; anticipated sources of funds; anticipated legislative pursuits; intentions regarding the operation of a vehicle ferry boat to Rising Star Casino; beliefs in connection with our marketing efforts; factors that affected financial performance of our properties; the adequacy of our insurance; our competitive outlook; the outcome of legal matters; the impact of recently issued accounting standards; and our estimates regarding certain accounting and tax matters.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, those factors described under the caption "Risk Factors" in our 2017 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q, as well as the other risks and uncertainties described herein and in the other documents incorporated by reference in this prospectus supplement. Some of the key factors that could cause actual results to differ from our expectations include risks and uncertainties about the following:

•	repayment of our substantial indebtedness;

•	substantial dilution related to our outstanding stock warrants and options;

•	implementation of our growth strategies, including the Bronco Billy’s expansion, exercise of options to acquire or lease property, capital investments and potential acquisitions;

•	the successful integration of acquisitions or new developments;

•	the development and success of our expansion projects, including the Bronco Billy’s expansion, and the financial performance of completed projects;

•	our ability to continue to comply with covenants and the terms of our debt instruments;

•	access to capital and credit upon reasonable terms, including our ability to finance future business requirements and to repay or refinance debt as it matures;

•	development and construction activities risks, including delays and cost overruns;

•	some of our casinos being on leased property;

•	changes to anticipated trends in the gaming industries;

•	changes in patron demographics;

•	general market and economic conditions, including, but not limited to, the effects of housing and energy conditions on the economy in general and on the gaming and lodging industries in particular;

•	dependence on key personnel;

•	our ability and the cost to hire, motivate and retain employees, given low unemployment rates and, in some jurisdictions, increases in minimum wages;

•	availability of adequate levels of insurance;

•	the complexity of the 2017 Tax Cut and Jobs Act and our ability to accurately interpret and predict its impact on our federal income taxes and refunds;

•	changes to federal, state, and local taxation and tax rates, and gaming and environmental laws, regulations and legislation;

•	our ability to comply with extensive federal, state and other regulations to which we are subject;

•	obtaining and maintaining gaming and other licenses, and obtaining entitlements and other regulatory approvals for projects, including the Bronco Billy’s expansion;

•	any violations of the anti-money laundering laws;

•	cyber-security risks, including misappropriation of customer information or other breaches of information security;

•	severe weather conditions and natural or man-made disasters;

•	lack of alternative routes to certain of our properties;

•	the competitive environment, including increased competition in our target market areas;

•	litigation matters;

•	certain accounting and tax matters, including the effect on our company of adopting certain accounting pronouncements; and

•	the other factors set forth under "Risk Factors" in this prospectus supplement and under "Item 1A. Risk Factors" in our 2017 Annual Report, which is incorporated by reference herein.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement, which speak only as of the date of this prospectus supplement, may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the common stock that we are offering hereby will be approximately $12,150,000, assuming that we sell the maximum number of shares we are offering pursuant to this prospectus supplement, after deducting placement agent fees and the estimated offering expenses payable by us. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual number of shares sold, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth above. Should we raise substantially less than the maximum amount set forth above, we may choose to delay the timing of our purchase of the Imperial Hotel, delay the start of our renovation projects, or delay the start of our parking garage project.

We intend to use the net proceeds received from the sale of our common stock in this offering for general corporate purposes, including "Phase One" of our planned expansion to Bronco Billy's Casino and Hotel in Cripple Creek, Colorado. Phase One includes exercising certain land purchase rights and the right to purchase the Imperial Hotel for approximately $3.2 million. It also includes building an approximately 286-space parking garage for approximately $8.4 million that will be connected to Bronco Billy's Casino and will adjoin the Imperial Hotel and Casino. Finally, it includes completing the refurbishment of the Imperial Hotel and the refurbishment and re-opening of the Imperial Casino, which we have the option to either lease or purchase. Pending such use, we may temporarily invest the net proceeds in short-term investments.

We estimate that the total cost to implement Phase One of Bronco Billy’s expansion is approximately $13.8 million. In addition to the proceeds of this offering, we intend to fund this project from internally-generated cash flows and cash on hand.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the common stock in this offering.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. The payment of dividends in the future will be contingent upon our revenues and earnings, if any; the terms of our indebtedness; our capital requirements; growth opportunities; and general financial condition. Our debt covenants restrict the payment of dividends and it is the present intention of our board of directors to retain all earnings, if any, for use in our business operations, debt reduction and growth initiatives. Accordingly, we do not anticipate paying any dividends in the foreseeable future.

MARKET PRICE FOR COMMON STOCK

Our common stock is traded on the Nasdaq Capital Market under the symbol "FLL." The following table sets forth, for the calendar quarters indicated, the high and low sale prices of our common stock.

	High	Low
2018
First Quarter (through March 21, 2018)	$3.90	$3.00

2017
Fourth Quarter	$4.10	$2.69
Third Quarter	$2.99	$2.37
Second Quarter	$2.59	$2.10
First Quarter	$2.60	$2.10

2016
Fourth Quarter	$2.49	$1.56
Third Quarter	$2.08	$1.71
Second Quarter	$2.08	$1.38
First Quarter	$1.78	$1.31

On March 21, 2018, the last sale price of our common stock as reported by the Nasdaq Capital Market was $3.36 and we had 88 registered holders of record of our common stock. A substantial portion of holders of our common stock are "street name" or beneficial holders whose shares of record are held by banks, brokers, and other financial institutions. Such holders are not taken into consideration in the number of registered holders above.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2017:

•	on an actual basis; and

•
on an as adjusted basis to give effect to the offering and sale of shares of our common stock in this offering and the use of proceeds therefrom, after deducting placement fees and estimated offering expenses payable by us.

The information presented in the table below should be read in conjunction with "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and notes thereto incorporated into this prospectus supplement by reference.

	As of December 31, 2017
	Actual	As adjusted for this offering
	(In thousands)
Cash and cash equivalents	$19,910
Debt:
First Lien Term Loan(1)	$40,750
Second Lien Term Loan(1)	$53,816
	$94,566

Stockholders' Equity
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 24,294,084 shares issued and 22,937,489 shares outstanding, actual; and [ ] shares issued and [ ] shares outstanding, as adjusted for this offering	$2
Additional paid-in capital	$51,868
Treasury stock, 1,356,595 shares	$(1,654)
Retained earnings	$1,832
	$52,048
Total capitalization	$146,614

(1)
In February 2018, we issued $100 million of new senior secured notes due 2024 and used the proceeds to fully repay our First Lien Credit Facility and Second Lien Credit Facility. As of December 31, 2017, the First Lien Credit Facility included the First Lien Term Loan of originally $45 million and an undrawn revolving loan with $2 million of availability, both of which would have matured in May 2019. The Second Lien Credit Facility consisted of the Second Lien Term Loan of originally $55 million that was due to mature in November 2019.

The table above excludes the following, as of December 31, 2017:

•	1,006,568 shares of common stock issuable upon the exercise of outstanding warrants held by the lenders under the former Second Lien Credit Facility at an exercise price of $1.67 per share;

•	2,491,274 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.59 per share; and

•	1,037,906 shares of common stock reserved for future issuances under our stock option plans and other equity compensation arrangements.

DILUTION

Purchasers of shares of our common stock offered by this prospectus supplement and the accompanying prospectus will experience immediate dilution in the net tangible book value of their common stock from the public offering price of the shares of common stock. The net tangible book value of our common stock as of December 31, 2017 was approximately $19.8 million, or $0.86 per share. Net tangible book value is determined by dividing our total tangible assets (total assets less goodwill and intangible assets) less total liabilities divided by the number of shares of our common stock outstanding as of December 31, 2017.

After giving effect to the sale of shares of our common stock in this offering at the public offering price of $3.00 per share and the use of proceeds therefrom, and after deducting placement agent fees and estimated offering expenses, our adjusted net tangible book value per share of common stock as of December 31, 2017 would have been approximately $32.0 million or $1.18 per share. The change represents an immediate increase in net tangible book value per share of our common stock of $0.32 per share to existing stockholders and an immediate dilution of $1.82 per share to new investors purchasing the shares of our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$3.00
Net tangible book value per share as of December 31, 2017	$0.86
Increase in net tangible book value per share attributable to this offering	$0.32
As adjusted net tangible book value per share after this offering		$1.18
Dilution per share to new investors in this offering		$1.82

The information set forth above is based on 22,937,489 shares outstanding as of December 31, 2017, which excludes the following:

•	1,006,568 shares of common stock issuable upon the exercise of outstanding warrants held by the lenders under the former Second Lien Credit Facility at an exercise price of $1.67 per share;

•	2,491,274 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.59 per share; and

•	1,037,906 shares of common stock reserved for future issuances under our stock option plans and other equity compensation arrangements.

DESCRIPTION OF COMMON STOCK

In this offering, we are offering up to 4,166,667 shares of our common stock. The material terms and provisions of our common stock are described under the caption "Description of Common Stock" beginning on page 4 of the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a beneficial owner that is a "non-U.S. holder," other than a non-U.S. holder that owns, or has owned, actually or constructively, more than 5% of our common stock. A "non-U.S. holder" is a person or entity that, for U.S. federal income tax purposes, is:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of a jurisdiction other than the United States or any state or political subdivision thereof or the District of Columbia; or

•	an estate or trust, other than an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

A "non-U.S. holder" does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of such individual’s common stock and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the disposition of our common stock.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, potentially retroactively. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are such an entity or arrangement holding our common stock, or a partner in such an entity or arrangement, you should consult your tax advisors regarding the ownership and disposition of our common stock.

Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

If we make any distributions of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will be treated first as a tax-free return of the non-U.S. holder’s adjusted tax basis in our common stock and thereafter as capital gain, subject to the tax treatment described below in "Gain on Taxable Disposition of Our Common Stock." Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide documentation (generally IRS Form W-8BEN or W-8BEN-E) certifying its entitlement to benefits under an applicable income tax treaty. Additional certification requirements apply if a non-U.S. holder holds our common stock through a foreign partnership or a foreign intermediary.

The withholding tax does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States). Instead, the effectively connected dividends will be subject to U.S. federal income tax in substantially the same manner as if the non-U.S. holder were a U.S. person. A non-U.S. holder treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate) with respect to its effectively connected earnings and profits attributable to such dividends.

If you are a non-U.S. holder, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

The foregoing discussion is subject to the discussion below under "FATCA Withholding" and "Information Reporting and Backup Withholding."

Gain on Taxable Disposition of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other taxable disposition of our common stock unless:

•
such gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which event such non-U.S. holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person and, if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if it is provided by an applicable income tax treaty); or

•
we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.

The foregoing discussion is subject to the discussion below under "FATCA Withholding" and "Information Reporting and Backup Withholding."

Foreign Account Tax Compliance Act (FATCA) Withholding

Under the provisions of the Code and related U.S. Treasury guidance commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, a withholding tax of 30% will be imposed in certain circumstances on payments of (i) dividends on our common stock and (ii) beginning after December 31, 2018, gross proceeds from the sale or other disposition of our common stock. In the case of payments made to a "foreign financial institution" (such as a bank, a broker or an investment fund), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, or an FFI Agreement, or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, or an IGA, in either case to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution, the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its substantial U.S. owners. If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (i) a person (including an individual) that fails to comply with certain information requests or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement, unless such foreign financial institution is required by (and does comply with) applicable foreign law enacted in connection with an IGA. Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Amounts treated as payments of dividends on our common stock paid to a non-U.S. holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the Internal Revenue Service, or the IRS, and to such non-U.S. holder by the applicable withholding agent.

The additional information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a non-U.S. holder if such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our common stock by a non-U.S. holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons provided that the proceeds are paid to the non-U.S. holder outside the United States. However, proceeds from the sale, exchange or other disposition of our common stock by a non-U.S. holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such non-U.S. holder outside the United States, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (for instance, by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a non-U.S. holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (for instance, by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, our common stock generally will be treated as U.S. situs property subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated March 19, 2018, we have engaged Union Gaming Securities LLC to act as our exclusive placement agent in connection with this offering of shares of our common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, to arrange for the sale of the shares of common stock offered by this prospectus supplement. The placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of the securities. The terms of this offering were subject to market conditions and arm's length negotiations among us, the placement agent and the Purchasers. The engagement agreement does not give rise to any commitment by the placement agent to purchase any shares of our common stock, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

Mr. Landau, our director, intends to purchase up to 100,000 shares of common stock in this offering. We have agreed to indemnify Mr. Landau against certain liabilities that may arise in connection with the offering. We expect to deliver the shares being offered hereby on or about [ ], 2018.

We have agreed to pay the placement agent a total cash fee equal to $225,000, if the aggregate purchase price paid by the Purchasers is $10 million or less, or $250,000 if the aggregate purchase price paid by the Purchasers exceeds $10 million. We have also agreed to reimburse travel and other out-of-pocket expenses of the placement agent in connection with this offering, including but not limited to reasonable attorney’s fees of legal counsel, not to exceed $25,000. We estimate that the expenses of this offering payable by us will be approximately $100,000.

The following table shows per share and total placement agent’s fees we will pay to the placement agent in connection with the sale of the common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares of common stock offered hereby:

	Per Share	Total
Public offering price	$3.00	$12,500,000
Placement agent fees	$0.06	$250,000
Offering proceeds, before expenses, to us	$2.94	$12,250,000

After deducting certain fees due to the placement agent and expenses and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $12,150,000.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities in connection with this offering, such as liabilities under the Securities Act.

Other Relationships
The placement agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying base prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol "FLL". The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Greenberg Traurig, LLP. Dentons US LLP is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements, incorporated herein by reference from our 2017 Annual Report have been audited by Piercy Bowler Taylor & Kern, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Certain information about our company may also be obtained from our website at www.fullhouseresorts.com. Information contained on our website or any other website is not incorporated by reference into and does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement.

We have not, and the placement agent has not, authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus supplement and the accompanying prospectus other than those contained in this prospectus supplement and the accompanying prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus supplement and the accompanying prospectus, you must not rely on that information. This prospectus supplement and the accompanying prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement, and is deemed to be part of this prospectus supplement except for any information superseded by information included or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (File No. 001-32583) under the Exchange Act and these documents are incorporated herein by reference:

•
our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•	our Current Report (other than any portion thereof furnished or deemed furnished) on Form 8-K, filed with the SEC on February 6, 2018; and

•
the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A filed under the Exchange Act on February 12, 2013, and any amendment or report filed for the purpose of updating such description.

All documents or portions thereof that we file (but not any information that we furnish pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits that we furnish pursuant to Item 9.01 of Form 8-K) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Drive, Suite 680
Las Vegas, Nevada 89135
Telephone: (702) 221-7800
Attention: Investor Relations

PROSPECTUS

FULL HOUSE RESORTS, INC.

$125,000,000

Common stock
Debt securities
Warrants
Rights
Purchase contracts
Units
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From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $125,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of such securities in a supplement to this prospectus, including the specific plan of distribution for such sale of securities. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by an applicable prospectus supplement.

We may offer and sell the securities directly, through agents we select from time to time, or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol FLL.

Other than for our common stock, there currently is no market for the other securities we may offer.

Investing in our securities involves a high degree of risk. You should read the section entitled "Risk Factors" beginning on page 3 of this prospectus, the "Risk Factors" section in applicable prospectus supplement and the other information included in and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

The date of this prospectus is January 12, 2018.

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Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on their respective front cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell, or soliciting offers to buy, the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf registration process, we may offer up to $125,000,000 in aggregate offering price of any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Reference in this prospectus to the terms "we," "us," "our," "the Company," "Full House" or other similar terms mean Full House Resorts, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

ABOUT FULL HOUSE RESORTS, INC.

Our primary business is the ownership and/or operation of casino and related hospitality and entertainment facilities, which includes offering gaming, hotel, dining, entertainment, retail and other amenities. We own, lease and/or operate five casino properties in four states, including Mississippi, Colorado, Indiana and Nevada. We view our Mississippi, Colorado and Indiana properties as distinct operating segments and both of our Nevada properties as one operating segment.

Our portfolio consists of the following:

Property	Acquisition Date	Location
Silver Slipper Casino and Hotel	2012	Hancock County, MS (near New Orleans)
Bronco Billy Casino and Hotel	2016	Cripple Creek, CO (near Colorado Springs)
Rising Star Casino Resort	2011	Rising Sun, IN (near Cincinnati)
Stockman’s Casino	2007	Fallon, NV (one hour east of Reno)
Grand Lodge Casino (leased and part of the Hyatt Regency Lake Tahoe Resort, Spa and Casino)	2011	Incline Village, NV (North Shore of Lake Tahoe)

The casino resort industry is highly regulated, and each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction in which it is located. In many jurisdictions, gaming laws can require any of our stockholders to file an application, be investigated and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. In addition, our certificate of incorporation imposes certain obligations on holders of our common stock relating to compliance with gaming laws and findings of the gaming authorities and empowers the Company to redeem shares of common stock under certain limited circumstances. For additional information, see "Gaming Regulation" in Exhibit 99.1 of our Annual Report on Form 10-K for the year ended December 31, 2016.

For each of the past four fiscal years, we have experienced losses from operating our business. As of September 30, 2017, we had retained earnings (unaudited) of approximately $5.5 million. During the year ended December 31, 2016, we had a net loss of approximately $5.1 million, and during the nine months ended September 30, 2017, we had a net loss (unaudited) of $1.3 million. Due in part to the Company's significant depreciation and amortization expense, the Company generally has positive cash flow from operations despite net losses for these periods. If we are unable to operate on a cash flow breakeven basis in the future, we may need to raise additional capital in order to sustain our operations. In addition, as of September 30, 2017, we had an aggregate of approximately $96.6 million of outstanding debt (unaudited) under our existing first lien and second lien credit facilities. Please see “Risk Factors.”

We were incorporated in Delaware on January 5, 1987. Our principal executive offices are located at Full House Resorts, Inc., One Summerlin, 1980 Festival Plaza Drive, Suite 680, Las Vegas, Nevada 89135, and our telephone number is (702) 221-7800. Our website address is www.fullhouseresorts.com. We have included our website as a textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

For additional information regarding our business, financial condition, results of operations, and other important information regarding our company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading "Risk Factors" in our most recent annual report on Form 10-K and each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See "Where You Can Find More Information." The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe our current views with respect to future events and financial and operating performance. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "may," "will," "continue," "further," "seek" and similar words or statements of a future or forward-looking nature identify forward-looking statements. These statements are only our predictions and are based on our current expectations, assumptions and estimates about us and our industry. Forward-looking statements involve risks and uncertainties, and our actual results could differ materially from those contained in forward-looking statements for many reasons, including the risks and uncertainties referred to under the caption "Risk Factors" below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the risks or uncertainties referred to under the caption "Risk Factors" below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sales of the securities registered hereby for general corporate purposes, including, among other things, working capital, financing of possible acquisitions or business expansion, and refinancing or repayment of existing debt obligations.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	debt securities;

•	warrants to purchase common stock or debt securities;

•	rights to purchase common stock or other securities offered hereby;

•	purchase contracts; or

•	units comprised of securities offered hereby in any combination.

In this prospectus, we refer to the common stock, debt securities, warrants, rights, purchase contracts and units collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $125,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following describes the material rights of our common stock, provisions of our amended and restated certificate of incorporation, as amended, referred to as our "certificate of incorporation," and our amended and restated by-laws, referred to as our "by-laws," and certain provisions of applicable Delaware law. The following is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of our certificate of incorporation, by-laws, any amendment to our certificate of incorporation, and such applicable provisions of Delaware law. Our certificate of incorporation and by-laws are incorporated by reference in this prospectus. Please see the section titled "Where You Can Find More Information."

General

Under our certificate of incorporation, we have authority to issue 100,000,000 shares of common stock, par value $0.0001 per share. As of January 1, 2018, there were 22,937,489 shares of common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

In addition, as of January 1, 2018:

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there were outstanding warrants to purchase an aggregate of up to 1,006,568 shares of our common stock at an exercise price of $1.67 per share. The warrants also provide for redemption rights, preemptive rights under certain circumstances to maintain the warrant holders' combined beneficial ownership interest (as a percentage) in the Company, piggyback registration rights and mandatory registration rights after two years from the issuance date;

•	there were an aggregate of 2,491,274 shares of our common stock subject to outstanding stock options at a weighted average exercise price of $1.59 per share;

•	1,037,906 shares of our common stock were reserved for future issuances under our stock option plans and other equity compensation arrangements.

Under our certificate of incorporation, we also have authority to issue 5,000,000 shares of preferred stock, par value $0.0001 per share. We did not have any shares of preferred stock outstanding as of the date of this prospectus. Prior to the issuance of any shares of our preferred stock, an amendment to our certificate of incorporation must be adopted by our board of directors and approved by our stockholders to designate one or more series of such preferred stock and to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Delaware law. Our certificate of incorporation does not include a "blank check" provision that would otherwise authorize our board of directors to issue preferred stock in any number or series and to determine the rights of each series without needing additional stockholder approval.

Dividends

The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are dissolved and our affairs are wound up, after we pay or make adequate provision for all of our debts and liabilities in accordance with applicable law, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other class or series of stock, as discussed in more detail below. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that an affirmative vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present and entitled to vote thereon is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities, except that our certificate of incorporation imposes certain obligations on holders of our common stock relating to compliance with the gaming authorities and empowers the Company to redeem shares of common stock under certain limited circumstances. For additional information, see "Gaming Regulation" in Exhibit 99.1 of our Annual Report on Form 10-K for the year ended December 31, 2016.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol "FLL." Other than for our common stock, there currently is no market for the other securities we may offer.

DESCRIPTION OF DEBT SECURITIES

The following describes the material terms and provisions of the debt securities to which any applicable prospectus supplement may relate. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. In this description of the debt securities, the words "the Company," "we," "us" or "our" refer only to Full House Resorts, Inc. and not to any subsidiary.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations. Because we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

The debt securities will be issued under an indenture between us and a trustee that we will select, and the form of the indenture, referred to as the indenture, has been filed as an exhibit to the registration statement of which this prospectus forms part. The following description summarizes the material provisions of the indenture and the debt securities and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the indenture, including the definitions of specified terms used in the indenture and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

We can issue an amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer's certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•
the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

•
if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•
the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

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any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Redemption and Repayment

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities. If there are any provisions regarding redemption or repayment applicable to the debt securities that we offer, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may be held, resold or canceled at our or their discretion.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a "global debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a "certificated debt security"), as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Certain Covenants

Reports. We will deliver to the trustee, within 15 days after we are required to file same with the SEC, copies of our annual reports and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939, as amended (the "TIA").

Additional Covenants. We will set forth in the applicable prospectus supplement any additional covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, pursuant to the terms of the indenture, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a "successor person") unless:

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We are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

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we fail to pay any interest upon any debt security of that series when it becomes due and payable, and continue to not pay for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	we fail to pay principal of any security of that series at its maturity;

•
we fail to comply with any other covenant in the debt securities or the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

•	any other event of default provided with respect to a series of debt securities or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

•
such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

These limitations do not apply, however, to a suit instituted for payment or redemption on debt securities of any series on or after the due dates expressed in the debt securities.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any series of debt securities;

•	to comply with the applicable procedures of the applicable depositary;

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not materially adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA; and

•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

•	make any change to certain provisions of the indenture relating to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series ("covenant defeasance").

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the TIA limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the TIA, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF WARRANTS

The following describes the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants and any description of the warrants in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of warrants. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption "Where You Can Find More Information."

We may issue warrants for the purchase of common stock, debt securities or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. In addition, each series of warrants issued, if any, will be evidenced by a warrant certificate(s) issued under the applicable warrant agreement. Forms of warrant certificates and warrant agreements containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•
the designation and terms of any series of debt securities with which the warrants are being offered, including whether such debt securities are guaranteed, and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the number of warrants being offered with each share of common stock;

•
the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

DESCRIPTION OF RIGHTS

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption "Where You Can Find More Information." The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each shareholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer from time to time under this prospectus. The specific terms of particular purchase contracts will be described in the applicable prospectus supplement relating to that particular series of purchase contracts along with any general provisions applicable to such purchase contracts. The following description of the purchase contracts and any description of the purchase contracts in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the actual form of purchase contract, which we will file with the SEC at or prior to the time of the sale of the purchase contracts. You should refer to, and read this summary together with the applicable purchase contract and the applicable prospectus supplement to review the terms of a particular series of purchase contracts. You can obtain copies of any form of purchase contract by following the directions described under the caption "Where You Can Find More Information."

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, the material terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder's obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, each unit will entitle the holder thereof to the rights and obligations of a holder of each security included in such unit. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we offer units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see "Where You Can Find More Information."

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

CERTAIN ANTI-TAKEOVER AND INDEMNIFICATION PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS AND DELAWARE LAW

The following is a summary of certain anti-takeover and indemnification provisions of Delaware law and our certificate of incorporation and by-laws which affect us and our stockholders. The description below is intended as only a summary. You can access complete information by referring to General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and our certificate of incorporation and by-laws, and the following summary is qualified in its entirety by reference to such documents and the applicable provisions of the Delaware General Corporation Law.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 shareholders from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are generally available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.  We have included such a provision in our certificate of incorporation which reads as follows:

"No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

Section 145 of the Delaware General Corporation Law provides, generally, that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses incurred and, in certain cases, amounts paid, in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such person is fairly and reasonably entitled to indemnification under the circumstances. Our by-laws provide that the Company shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to Delaware state law, as well as the foregoing provisions of our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC, such indemnification as it relates to federal securities laws is against public policy and, therefore, unenforceable. Further, insofar as limitations may be so permitted pursuant to Delaware state law, as well as the foregoing provisions of our certificate of incorporation and bylaws, such limitation of liabilities does not apply to any liabilities arising under federal securities laws.

We have purchased directors' and officers' liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

In addition, certain directors and officers have been granted contractual indemnification rights, pursuant to which they will be entitled to indemnification from us under certain circumstances.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices (including in "at-the-market" offerings in accordance with Rule 415(a)(4));

•	at negotiated prices; or

•	through a rights offering, forward contracts or similar arrangements.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities offered under this prospectus may or may not be listed on a national securities exchange. The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market, unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Greenberg Traurig, LLP, or such other counsel identified in any applicable prospectus supplement. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2016 and 2015, as included in the Annual Report on Form 10-K of Full House Resorts, Inc. for the year ended December 31, 2016, have been incorporated by reference in this Registration Statement on Form S-3 in reliance upon the report of Piercy Bowler Taylor & Kern, independent registered public accounting firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website or at its Public Reference Room and by the other methods discussed below.

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC's toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov and can be found by searching the EDGAR archives on the website. Our common stock is listed on the NASDAQ Capital Market under the symbol FLL, and you can read and inspect our SEC filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York, 10006. Our SEC filings may also be accessed on our website at www.fullhouseresorts.com under the heading "Investors." Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or the registration statement of which this prospectus forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this prospectus except for any information superseded by this prospectus or any other document incorporated by reference into this prospectus. Any statement, including financial statements, contained in future filings, shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any such future filings after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

•
our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 17, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 12, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 14, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 9, 2017;

•
our Current Reports (other than any portion thereof furnished or deemed furnished) on Form 8-K filed on February 17, 2017, March 6, 2017, May 10, 2017, May 26, 2017, May 30, 2017, August 1, 2017, August 14, 2017, September 21, 2017, November 6, 2017 and November 7, 2017; and

•
the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A filed under the Exchange Act on February 12, 2013, and any amendment or report filed for the purpose of updating such description.

Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Drive, Suite 680
Las Vegas, Nevada 89135
Telephone: (702) 221-7800
Attention: Investor Relations

Up to 4,166,667 Shares

FULL HOUSE RESORTS, INC.

Common Stock

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PROSPECTUS SUPPLEMENT

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Placement Agent

Union Gaming Securities LLC

, 2018